UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2003

GENESIS HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-50351	20-0023783

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East State Street, Kennett Square, Pennsylvania	19348

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (610) 444-6350

Not Applicable

(Former name or former address, if changed since last report)

Item 7.	Exhibits

(c)	Exhibits.

The following exhibits are furnished with this Report on Form 8-K

99.1	Earnings release issued by Genesis HealthCare Corporation on December 10, 2003.
99.2	Transcript of investor call conducted jointly with NeighborCare, Inc. on December 11, 2003.

Item 9.	Regulation FD Disclosure

Item 12.	Results of Operations and Financial Condition

     On December 10, 2003, Genesis HealthCare Corporation (Genesis) reported its results, including pro forma financial results, for the fiscal year ending September 30, 2003. The earnings release is attached hereto as Exhibit 99.1.

     On December 11, 2003, Genesis and NeighborCare, Inc. hosted a joint conference call for investors to discuss NeighborCare Inc.’s results for the fiscal year ended September 30, 2003 on a consolidated basis as well as each company on a pro forma basis. The transcript of the investor call is attached hereto as Exhibit 99.2.

     The earnings release and the transcript of the investor call includes Pro forma EBITDA and Adjusted Pro forma EBITDA which are non-GAAP financial measures. For purposes of SEC Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, Genesis has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

     Management believes that the presentation of EBITDA provides useful information to investors regarding our results of operations because it is useful for trending, analyzing and benchmarking the performance and value of our business. We use EBITDA primarily as a performance measure. We use EBITDA as a measure to assess the relative performance of our operating businesses, as well as the employees responsible for operating such businesses. EBITDA is useful in this regard because it does not include such costs as interest expense, income taxes and depreciation and amortization expense, which may vary from business unit to business unit depending upon such factors as the method used to finance the original purchase of the business unit or the tax law in the state in which a business unit operates. By excluding such factors, when measuring financial performance, many of which are outside of the control of the employees responsible for operating our business units, management is better able to evaluate operating performance of the business unit and the employees responsible for business unit performance. Consequently, management uses EBITDA to determine the extent to which our employees have met financial performance goals, and therefore may or may not be eligible for incentive compensation awards. We also use EBITDA in our annual budget process. We believe EBITDA facilitates internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. Although we use EBITDA as a financial measure to assess the performance of our business, the use of EBITDA is limited because it does not consider certain material costs necessary to operate our business. These costs include the cost to service our debt, the non-cash depreciation and amortization associated with our long-lived assets, the cost of our federal and state tax obligations, our share of the earnings or losses of our less than 100% owned operations and the operating results of our discontinued businesses. Because EBITDA does not consider these important elements of our cost structure, a user of our financial information who relies on EBTIDA as the only measure of our performance could draw an incomplete or misleading conclusion regarding our financial performance. Consequently, a user of our financial information should consider net income an important measure of our financial performance because it provides the most complete measure of our performance. EBITDA should be considered in addition to, not as a substitute for, or superior to, GAAP financial measures or as indicators of operating performance.

     We define EBITDA as earnings from continuing operations before equity in net income (loss) of unconsolidated affiliates, minority interests, interest, taxes, depreciation and amortization. Other companies may define EBITDA differently and, as a result, our measure of EBITDA may not be directly comparable to EBITDA of other companies. EBITDA does not represent net income (loss) as defined by GAAP. The pro forma adjustments made to EBITDA to arrive at pro forma EBITDA consider the effect of the spin-off and the ElderTrust transactions described in Exhibit 99.1 attached hereto.

     The non-GAAP financial measures presented in the earnings release and labled “as adjusted” or “adjusted” exclude gains related to one time transactional events or settlements. Specifically, in fiscal 2003, we excluded from the calculation of Adjusted EBITDA a $1.1 million gain recognized on the early extinquishment of debt resulting from a negotiated discount on a mortgage loan liquidated by us at the request of the mortgage lender. We have excluded this gain on early extinquishment of debt from the “as adjusted” calculations because management does not view such a gain as likely to occur in the forseeable future, nor have we encountered a similar transaction in recent years. While we are often interested in extinquishing certain of our mortgage loans by refinancing such loans with senior credit facility borrowings at more favorable rates of interest, because most of these mortgage loans require expensive prepayment penalties, it often is not economically feasible for us to do so. To have a mortgage lender approach us to extinquish mortgage debt so that we are able to negotiate favorable extinquishment terms is deemed by management to be an unusual event that is reasonably unlikely to occur within the next two years.

     The non-GAAP measure, of Adjusted Pro forma EBITDA is presented because management uses this information in evaluating its ongoing operations. Management believes that this information provides investors a valuable insight into its operating results. Management also believes that excluding such a gain provides better comparability to prior year results.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS HEALTH VENTURES, INC.

Date: December 16, 2003	By:	James V. McKeon
James V. McKeon
Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Earnings release issued by Genesis HealthCare Corporation on December 10, 2003.
99.2	Transcript of investor call conducted jointly with NeighborCare, Inc. on December 11, 2003.